FORM OF

MULTIPLE CLASS PLAN

on behalf of

FRANKLIN MANAGED VOLATILITY GLOBAL ALLOCATION VIP FUND

            This Multiple Class Plan (the “Plan”) has been adopted by a majority of the Board of Trustees of FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST (the “Investment Company”), including a majority of the Board members who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Investment Company, for its series named above (the “Fund”).  The Board has determined that the Plan is in the best interests of each class of the Fund and each of the Fund and the Investment Company as a whole.  The Plan sets forth the provisions relating to the establishment of multiple classes of shares (“Shares”) of the Fund.

            1.         The Fund shall offer two classes of shares, to be known as Class 2 and Class 5 Shares.

            2.         All Shares shall be sold solely to: (1) certain life insurance company (“Insurance Company”) separate accounts for the purpose of funding certain variable annuity and variable life insurance contracts (“Variable Contracts”); (2) certain qualified plans; (3) other mutual funds (funds of funds); and (4) such other investors as are determined to be eligible to purchase Shares, as set forth in the Fund’s prospectuses and statement of additional information of the Investment Company, as they may be amended from time to time.  Neither Class of Shares shall be subject to any front-end or deferred sales charges.

            3.         The distribution plan adopted by the Investment Company pursuant to Rule 12b-1 under the 1940 Act associated with the Class 2 Shares (the “Class 2 12b-1 Plan”) may be used to pay Franklin Templeton Distributors, Inc. (“Distributors”), the Insurance Companies or others (subject to the limitations described in the Class 2 12b-1 Plan for the Fund) for the promotion and distribution of the Class 2 shares or Variable Contracts offering Class 2 shares of the Fund, as well as for shareholder services provided to existing Class 2 shareholders of the Fund or owners of Variable Contracts offering Class 2 shares.  Distribution expenses may include, but are not limited to, the printing of prospectuses and reports used for sales purposes; preparing and distributing sales literature (and any related expenses); advertisements; education of Variable Contract owners or dealers and their representatives; payments to certain dealers who participate in the offering of variable insurance products that invest in the Fund, including business planning assistance, advertising, educating dealer personnel about the Fund and shareholder financial planning needs, placement on the dealer’s list of offered funds, and access to sales meetings, sales representatives and management representatives of the dealer; and other distribution-related expenses.  Shareholder service expenses may include, but are not limited to, payments made to Insurance Companies, dealers or others that are, among other things, service fees as defined under Financial Industry Regulatory Authority (“FINRA”) rules, or for furnishing personal services or such other enhanced services as a Fund shareholder or a Variable Contract owner may require, or maintaining customer accounts and records.  Agreements for the payment of fees to the Insurance Companies or others shall be in a form that has been approved from time to time by the Board, including a majority of the Board members who are not “interested persons” (as defined in the 1940 Act) of the Fund, its investment manager or the Distributor and who have no direct, or indirect financial interest in the operation of the applicable Rule 12b-1 Plan (the “independent Board members”).

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4.         The distribution plan adopted by the Investment Company pursuant to Rule 12b-1 under the 1940 Act associated with the Class 5 Shares (the “Class 5 12b-1 Plan”) may be used to pay Distributors, the Insurance Companies or others (subject to the limitations described in the Class 5 12b-1 Plan for the Fund) for the promotion and distribution of the Class 5 shares or Variable Contracts offering Class 5 shares of the Fund, as well as for shareholder services provided to existing Class 5 shareholders of the Fund or owners of Variable Contracts offering Class 5 shares.  Distribution expenses may include, but are not limited to, the printing of prospectuses and reports used for sales purposes; preparing and distributing sales literature (and any related expenses); advertisements; education of Variable Contract owners or dealers and their representatives; payments to certain dealers who participate in the offering of variable insurance products that invest in the Fund, including business planning assistance, advertising, educating dealer personnel about the Fund and shareholder financial planning needs, placement on the dealer’s list of offered funds, and access to sales meetings, sales representatives and management representatives of the dealer; and other distribution-related expenses.  Shareholder service expenses may include, but are not limited to, payments made to Insurance Companies, dealers or others that are, among other things, service fees as defined under FINRA rules, or for furnishing personal services or such other enhanced services as a Fund shareholder or a Variable Contract owner may require, or maintaining customer accounts and records.  Agreements for the payment of fees to the Insurance Companies or others shall be in a form that has been approved from time to time by the Board, including a majority of the independent Board members..

5.         The Class 2 and Class 5 12b-1 Plans shall operate in accordance with the Conduct Rules of FINRA, or any successor thereto.

            6.         The only difference currently in expenses between Class 2 and Class 5 Shares shall relate to differences in Rule 12b-1 plan expenses, as described in the applicable 12b-1 Plan.

            7.         There are currently no conversion features associated with the Class 2 and Class 5 Shares.

            8.         Shares of either class may be exchangeable for Shares of the same or different classes of another series of the Investment Company according to the terms and conditions related to exchange privileges set forth in the prospectuses and statements of additional information of the series of the Investment Company, as they may be amended from time to time; or of another underlying investment company according to the terms and conditions related to transfer privileges set forth in the Variable Contract prospectuses or disclosure documents for other investment vehicles, as they may be amended from time to time.

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            9.         Each Class will vote separately with respect to any Rule 12b-1 Plan related to, or which now or in the future may affect, that Class.

            10.       On an ongoing basis, the Investment Company’s Board members, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Fund for the existence of any material conflicts between the interests of the various classes of shares.  The Board members, including a majority of the independent Board members, shall take such action as is reasonably necessary to eliminate any such conflict that may develop.  The investment manager of the Fund and Distributors shall be responsible for alerting the Board to any material conflicts that arise.

            11.       All material amendments to this Plan must be approved by a majority of the Investment Company’s Board members, including a majority of the Board members who are not “interested persons” of the Investment Company as defined by the 1940 Act.

            12.       I, Karen L. Skidmore, Vice President and Secretary of the Franklin Templeton Variable Insurance Products Trust, do hereby certify that this Multiple Class Plan was adopted on behalf of the Franklin Managed Volatility Global Allocation VIP Fund by the Board of Trustees of the Investment Company on April 1, 2013.

                                                                                    ________________________

                                                                                    Karen L. Skidmore

                                                                                    Vice President and Secretary